UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012 (September 20, 2012)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 20, 2012, Alnylam Pharmaceuticals, Inc. (the “Company”) and Novartis Pharma AG (“Novartis”) entered into a letter agreement (the “Letter Agreement”), pursuant to which the Company has agreed that, if during the next five years Novartis is not eligible to sell pursuant to Rule 144(b)(1) shares of the Company’s common stock it holds, excluding ineligibility resulting from the purchase by Novartis or its affiliates of additional shares of the Company’s common stock, Novartis will have registration rights for such shares similar to those rights set forth in the Investor Rights Agreement dated September 6, 2005 by and between the Company and Novartis (the “Investor Rights Agreement”). The Letter Agreement was executed concurrent with the sale by Novartis of 1,551,896 shares of common stock of the Company which the Company expects will result in the loss of Novartis’ existing demand and piggyback registration rights, as well as its subscription rights, under the Investor Rights Agreement. Following this sale, Novartis reported that it holds 4,051,002 shares of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: September 24, 2012

	By:	/s/ Michael P. Mason
Michael P. Mason
Vice President, Finance and Treasurer